Exhibit 99.1

News Release

JLL Reports Strong Start to 2019
Q1 2019 revenue up 7 percent (11 percent local currency) to $3.8B; fee revenue1 up 3 percent (6 percent local currency) to $1.3B
CHICAGO, May 7, 2019 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the first quarter of 2019 with diluted earnings per share of $0.46 and adjusted diluted EPS1 of $0.89.

•	Real Estate Services revenue and fee revenue growth predominantly organic

◦	Americas Leasing continued exceptional performance

◦	Corporate Solutions double-digit revenue increase

◦	Capital Markets decline most notable in EMEA

•	Margin performance reflects expansion in Real Estate Services

•	LaSalle assets under management reach record $64.3 billion; anticipated reduction in LaSalle incentive fees

•	Dividend increase of 5 percent to $0.43 per share

•	Executed agreement for transformative acquisition of HFF, a leading capital markets intermediary
"We recorded strong first quarter results," said Christian Ulbrich, JLL CEO. "In particular, our Americas business continues to enjoy fantastic momentum, driving our overall Real Estate Services business to record first-quarter performance. With healthy pipelines and resilient real estate fundamentals, we are positioned to deliver another very strong year."

Summary Financial Results	Three Months Ended March 31,
($ in millions, except per share data)	2019	2018

Revenue	$3,820.6	$3,555.2
Revenue before reimbursements	1,961.6	1,891.1
Fee revenue[1]	1,319.1	1,281.5

Net income attributable to common shareholders	$21.3	$40.3
Adjusted net income attributable to common shareholders[1]	41.1	44.3

Diluted earnings per share	$0.46	$0.88
Adjusted diluted earnings per share[1]	0.89	0.97

Adjusted EBITDA[1]	$95.4	$107.7
Adjusted EBITDA, Real Estate Services	77.1	65.3
Adjusted EBITDA, LaSalle	18.3	42.4
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.

-continued-

JLL Reports Strong Start to 2019 - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2019	2018
Leasing	$477.9	$401.2	19%	21%
Capital Markets	193.5	232.7	(17)	(14)
Property & Facility Management	2,269.1	2,053.6	10	14
Project & Development Services	600.1	579.2	4	8
Advisory, Consulting and Other	181.6	169.2	7	11
Real Estate Services (“RES”) revenue	$3,722.2	$3,435.9	8%	12%
LaSalle	98.4	119.3	(18)	(14)
Total revenue	$3,820.6	$3,555.2	7%	11%
Reimbursements	(1,859.0)	(1,664.1)	12	14
Revenue before reimbursements	$1,961.6	$1,891.1	4%	8%
Gross contract costs[1]	(642.6)	(606.9)	6	11
Net non-cash MSR and mortgage banking derivative activity	0.1	(2.7)	n.m.	n.m.
Total fee revenue[1]	$1,319.1	$1,281.5	3%	6%
Leasing	461.4	385.1	20	22
Capital Markets	184.8	221.2	(16)	(14)
Property & Facility Management	280.7	265.2	6	10
Project & Development Services	173.4	173.7	—	4
Advisory, Consulting and Other	125.1	123.1	2	6
RES fee revenue	1,225.4	1,168.3	5	8
LaSalle	93.7	113.2	(17)	(14)
Operating income	$25.4	$53.8	(53)%	(56)%
Equity earnings	$5.0	$13.6	(63)%	(62)%
Adjusted EBITDA[1]	$95.4	$107.7	(11)%	(12)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

-continued-

JLL Reports Strong Start to 2019 - Page 3

Consolidated First-Quarter 2019 Performance Highlights:
The company achieved growth of 12 percent and 8 percent in consolidated RES revenue and consolidated RES fee revenue, respectively, compared with 2018, predominantly organic. Leasing led consolidated fee revenue growth in the RES service lines, with a notable contribution from Property & Facility Management. The decline in consolidated Capital Markets revenue was primarily driven by EMEA. Geographically across service lines, RES fee revenue growth for the quarter was led by Americas, contributing 95 percent on a local currency basis, with Asia Pacific contributing 16 percent; EMEA partially offset these increases.
LaSalle's decrease in revenue reflects an anticipated reduction from the record incentive fee performance in 2018, partially offset by increased advisory fees.
Consolidated operating expenses excluding reimbursed expenses were $1.9 billion, an increase of 10 percent compared with 2018. Consolidated fee-based operating expenses1 were $1.3 billion for the quarter, up 9 percent over the prior year.
Income tax benefit was $0.7 million, compared with an income tax provision of $13.5 million in 2018. The income tax benefit this quarter reflects the reduction of a previously recorded reserve for an uncertain tax position. Excluding this discrete item, the consolidated effective tax rate was 24.5 percent for the current quarter.
Net income attributable to common shareholders was $21.3 million, compared with $40.3 million last year, and adjusted EBITDA was $95.4 million, compared with $107.7 million. Diluted earnings per share were $0.46, a decrease from $0.88 in 2018; adjusted diluted earnings per share were $0.89, down from $0.97. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 7.2 percent in USD for the quarter (7.0 percent in local currency), compared with 8.4 percent in 2018.
Consolidated first-quarter margin performance demonstrates progress on driving margin expansion in RES business, up approximately 70 basis points (35 basis points in local currency), despite lower contribution from Capital Markets. This improvement was more than offset by LaSalle, refer to LaSalle First-Quarter 2019 Performance Highlights.
Balance Sheet:
Total net debt was $980.1 million as of March 31, 2019, representing increases of $690.8 million and $70.0 million from December 31, 2018, and March 31, 2018, respectively. The increases primarily reflected the payment of annual incentive compensation, made in the first quarter of the year. In addition, EMEA accelerated payment of certain trade payables in advance of its April 1, 2019, implementation of a new financial enterprise system.
The company's Board of Directors declared a dividend of $0.43 per share, a 5 percent increase from the $0.41 per share payment made in December 2018. The dividend payment will be made on June 14, 2019, to shareholders of record at the close of business on May 17, 2019.

-continued-

JLL Reports Strong Start to 2019 - Page 4

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2019	2018
Revenue	$2,250.1	$1,941.0	16%	17%
Reimbursements	(1,351.4)	(1,181.7)	14	15
Revenue before reimbursements	$898.7	$759.3	18%	19%
Gross contract costs[1]	(187.7)	(133.1)	41	43
Net non-cash MSR and mortgage banking derivative activity	0.1	(2.7)	n.m.	n.m.
Fee revenue[1]	$711.1	$623.5	14%	15%
Leasing	377.6	293.3	29	29
Capital Markets	99.7	108.2	(8)	(8)
Property & Facility Management	111.4	110.2	1	2
Project & Development Services	80.7	78.9	2	3
Advisory, Consulting and Other	41.7	32.9	27	28
Segment operating income	$60.6	$46.3	31%	31%
Equity (losses) earnings	$(0.3)	$0.1	n.m.	n.m.
Adjusted EBITDA[1]	$88.0	$67.7	30%	30%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Americas First-Quarter 2019 Performance Highlights:
Americas revenue increase was led by Property & Facility Management and Leasing. The Northwest, Mid-Atlantic and New York U.S. markets together with a higher average deal size drove the record Leasing performance. Notable revenue growth in Advisory, Consulting and Other was driven by U.S. valuations businesses. The decline in Capital Markets was attributable to a decline in overall market volumes.
Operating expenses, excluding reimbursed expenses, were $838.1 million for the first quarter, up 19 percent from 2018. Fee-based operating expenses, excluding restructuring and acquisition charges, were $650.4 million for the first quarter, up 13 percent over 2018. The increase in expenses reflects revenue-related growth and investments in platform and technology transformation programs.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 12.4 percent in USD for the quarter (12.3 percent in local currency), an increase of 150 basis points compared with 10.9 percent in 2018. The profitability increase primarily reflects improved conversion from Leasing revenue growth and cost management initiatives.

-continued-

JLL Reports Strong Start to 2019 - Page 5

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2019	2018
Revenue	$723.4	$783.6	(8)%	—%
Reimbursements	(164.6)	(156.0)	6	15
Revenue before reimbursements	$558.8	$627.6	(11)%	(4)%
Gross contract costs[1]	(242.7)	(277.2)	(12)	(6)
Fee revenue[1]	$316.1	$350.4	(10)%	(3)%
Leasing	50.5	57.0	(11)	(5)
Capital Markets	59.6	84.0	(29)	(23)
Property & Facility Management	95.0	87.2	9	17
Project & Development Services	59.5	64.9	(8)	(2)
Advisory, Consulting and Other	51.5	57.3	(10)	(4)
Segment operating loss	$(29.4)	$(20.0)	(47)%	(62)%
Equity earnings	$0.1	$—	n.m.	n.m.
Adjusted EBITDA[1]	$(18.2)	$(7.4)	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA First-Quarter 2019 Performance Highlights:
EMEA’s revenue was flat to 2018 and fee revenue decreased slightly as growth in Property & Facility Management was overshadowed by declines in other service lines, specifically Capital Markets. Property & Facility Management growth was primarily due to expansions of existing mandates with Corporate Solutions clients, notably in the UK. The decline in Capital Markets reflects a decline in market volumes and also follows a strong prior year when fee revenue grew 32 percent compared with 2017. Geographically across service lines, MENA had the most notable fee revenue growth for the quarter, while the UK and France had the most notable decreases.
Operating expenses, excluding reimbursed expenses, were $588.2 million, a decrease of 2 percent from prior year. Fee-based operating expenses, excluding restructuring and acquisition charges, were $345.5 million, flat with 2018. The change in expenses reflects lower transaction-based variable compensation and lower bonus payouts in the first quarter for 2018 performance than originally expected, offset by increased investments in technology and platform initiatives.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was negative 5.8 percent in USD (negative 6.0 percent in local currency) for the quarter, compared with negative 2.1 percent last year. The profitability decrease primarily reflects the revenue decline from higher-margin transactional business.

-continued-

JLL Reports Strong Start to 2019 - Page 6

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2019	2018
Revenue	$748.7	$711.3	5%	12%
Reimbursements	(341.1)	(321.6)	6	13
Revenue before reimbursements	$407.6	$389.7	5%	10%
Gross contract costs[1]	(209.4)	(195.3)	7	13
Fee revenue[1]	$198.2	$194.4	2%	8%
Leasing	33.3	34.8	(4)	1
Capital Markets	25.5	29.0	(12)	(8)
Property & Facility Management	74.3	67.8	10	16
Project & Development Services	33.2	29.9	11	19
Advisory, Consulting and Other	31.9	32.9	(3)	3
Segment operating income (loss)	$0.7	$(0.9)	n.m.	n.m.
Equity earnings	$0.3	$0.3	—%	—%
Adjusted EBITDA[1]	$7.3	$5.0	46%	60%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific First-Quarter 2019 Performance Highlights:
Asia Pacific revenue and fee revenue growth was led by (i) Property & Facility Management, primarily due to expansion of existing client mandates coupled with new client wins, and (ii) Project & Development Services, driven notably by new client wins in Australia. This increase was partially offset by a decline in Capital Markets, primarily due to deal timing. Geographically across service lines, Japan led fee revenue growth.
Operating expenses, excluding reimbursements, were $406.9 million, an increase of 10 percent over 2018. Fee-based operating expenses, excluding restructuring and acquisition charges, were $197.5 million, up 7 percent from prior year. The increases in fee-based operating expenses generally correspond with revenue-related expense growth. In addition, 2018 expenses included $3.5 million of higher than anticipated costs on certain client assignments that did not recur in 2019.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 3.7 percent in USD for the quarter (3.8 percent in local currency), compared with 2.5 percent in 2018. Operating performance improvement and margin expansion reflect the expense commentary noted above.

-continued-

JLL Reports Strong Start to 2019 - Page 7

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2019	2018
Revenue	$98.4	$119.3	(18)%	(14)%
Reimbursements(a)	(1.9)	(4.8)	(60)	(59)
Revenue before reimbursements	$96.5	$114.5	(16)%	(13)%
Gross contract costs(a)	(2.8)	(1.3)	n.m.	n.m.
Fee revenue[1]	$93.7	$113.2	(17)%	(14)%
Advisory fees(a)	73.8	65.1	13	17
Transaction fees & other(a)	12.4	15.4	(19)	(15)
Incentive fees	7.5	32.7	(77)	(76)
Segment operating income	$12.1	$29.1	(58)%	(54)%
Equity earnings	$4.9	$13.2	(63)%	(62)%
Adjusted EBITDA[1]	$18.3	$42.4	(57)%	(53)%
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

LaSalle First-Quarter 2019 Performance Highlights:
The decrease in revenue reflected an increase in advisory fees more than offset by an anticipated decline in incentive fees compared with the prior year. The increase in advisory fees was split between strong growth in private equity and fees attributable to assets under management (AUM) from recent acquisitions. The growth in advisory fees is notable as approximately $3 million of catch-up advisory fees were earned in 2018 as a result of new equity commitments in established funds.
Equity earnings in 2019 were primarily driven by net valuation increases for investments in Asia and Americas.
Operating expenses, excluding reimbursed expenses, were $84.4 million, up 1 percent from prior year. Fee-based operating expenses, excluding restructuring and acquisition charges, were $81.6 million, flat from 2018. Expenses reflect a reduction in the current portion of variable compensation expense due to lower incentive fees, offset by deferred compensation expense from significant incentive fees earned in the full-year 2018.
Adjusted EBITDA margin was 19.5 percent in USD for the quarter (20.3 percent in local currency), compared with 37.4 percent last year. The change in margin reflects lower incentive fees and equity earnings as well as the deferred compensation expense noted above.
AUM was $64.3 billion as of March 31, 2019, an increase of 6 percent in USD (7 percent in local currency) from $60.5 billion as of December 31, 2018. The AUM increase resulted from (i) $5.9 billion from the 2018 Aviva Investors transactions, (ii) $2.6 billion of acquisitions and (iii) $0.4 billion of net valuation increases, partially offset by (iv) $4.9 billion of dispositions and withdrawals and (v) $0.2 billion of foreign currency decreases.

-continued-

JLL Reports Strong Start to 2019 - Page 8

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. Our vision is to reimagine the world of real estate, creating rewarding opportunities and amazing spaces where people can achieve their ambitions. In doing so, we will build a better tomorrow for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $16.3 billion, operations in over 80 countries and a global workforce of over 91,000 as of March 31, 2019. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Tuesday, May 7, 2019, at 9:00 a.m. Eastern.
The link to the webcast can be accessed at the Investor Relations website: ir.jll.com.

Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

	■ United States callers: ■ International callers: ■ Passcode:	+1 877 701 6182 +1 647 689 5462 2057669

Supplemental Information	Audio Replay
Supplemental information regarding the first quarter 2019 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	An audio replay will be available for download or stream. Information and the link can be found on JLL's website: ir.jll.com.

If you have any questions, please contact JLL Investor Relations: JLLInvestorRelations@am.jll.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the company's actual results, performance, achievements, plans, objectives and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

-continued-

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in millions, except share and per share data)	2019	2018

Revenue before reimbursements	$1,961.6	$1,891.1
Reimbursements	1,859.0	1,664.1
Total Revenue	$3,820.6	$3,555.2

Operating expenses:
Compensation and benefits	$1,163.8	$1,097.2
Operating, administrative and other	707.3	697.3
Reimbursed expenses	1,859.0	1,664.1
Depreciation and amortization	46.5	42.1
Restructuring and acquisition charges[4]	18.6	0.7
Total operating expenses	3,795.2	3,501.4

Operating income	25.4	53.8

Interest expense, net of interest income	9.6	13.8
Equity earnings from real estate ventures	5.0	13.6
Other (expense) income	(0.3)	2.5

Income before income taxes and noncontrolling interest	20.5	56.1
Income tax (benefit) provision	(0.7)	13.5
Net income	21.2	42.6

Net (loss) income attributable to noncontrolling interest	(0.1)	2.3
Net income attributable to the company	$21.3	$40.3

Net income attributable to common shareholders	$21.3	$40.3

Basic earnings per common share	$0.47	$0.89
Basic weighted average shares outstanding (in 000's)	45,674	45,443

Diluted earnings per common share	$0.46	$0.88
Diluted weighted average shares outstanding (in 000's)	46,019	45,905

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited)

	Three Months Ended March 31,
(in millions)	2019	2018
AMERICAS - REAL ESTATE SERVICES
Revenue	$2,250.1	$1,941.0
Reimbursements	(1,351.4)	(1,181.7)
Revenue before reimbursements	898.7	759.3
Gross contract costs[1]	(187.7)	(133.1)
Net non-cash MSR and mortgage banking derivative activity[1]	0.1	(2.7)
Fee revenue[1]	711.1	623.5

Compensation, operating and administrative expenses	810.8	688.7
Depreciation and amortization	27.3	24.3
Total segment operating expenses, excluding reimbursed	838.1	713.0
Gross contract costs[1]	(187.7)	(133.1)
Total fee-based segment operating expenses	650.4	579.9

Segment operating income	$60.6	$46.3
Equity earnings (losses)	(0.3)	0.1
Total segment income	$60.3	$46.4

Adjusted EBITDA[1]	$88.0	$67.7

EMEA - REAL ESTATE SERVICES
Revenue	$723.4	$783.6
Reimbursements	(164.6)	(156.0)
Revenue before reimbursements	558.8	627.6
Gross contract costs[1]	(242.7)	(277.2)
Fee revenue[1]	316.1	350.4

Compensation, operating and administrative expenses	576.9	636.2
Depreciation and amortization	11.3	11.4
Total segment operating expenses, excluding reimbursed	588.2	647.6
Gross contract costs[1]	(242.7)	(277.2)
Total fee-based segment operating expenses	345.5	370.4

Segment operating loss	$(29.4)	$(20.0)
Equity earnings	0.1	—
Total segment loss	$(29.3)	$(20.0)

Adjusted EBITDA[1]	$(18.2)	$(7.4)

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended March 31,
(in millions)	2019	2018
ASIA PACIFIC - REAL ESTATE SERVICES
Revenue	$748.7	$711.3
Reimbursements	(341.1)	(321.6)
Revenue before reimbursements	407.6	389.7
Gross contract costs[1]	(209.4)	(195.3)
Fee revenue[1]	198.2	194.4

Compensation, operating and administrative expenses	400.5	385.0
Depreciation and amortization	6.4	5.6
Total segment operating expenses, excluding reimbursed	406.9	390.6
Gross contract costs[1]	(209.4)	(195.3)
Total fee-based segment operating expenses	197.5	195.3

Segment operating income (loss)	$0.7	$(0.9)
Equity earnings	0.3	0.3
Total segment income (loss)	$1.0	$(0.6)

Adjusted EBITDA[1]	$7.3	$5.0

LASALLE
Revenue	$98.4	$119.3
Reimbursements	(1.9)	(4.8)
Revenue before reimbursements	96.5	114.5
Gross contract costs[1]	(2.8)	(1.3)
Fee revenue[1]	93.7	113.2

Segment operating expenses, excluding reimbursed expenses	84.4	85.4
Gross contract costs[1]	(2.8)	(1.3)
Total fee-based segment operating expenses	81.6	84.1

Segment operating income	$12.1	$29.1
Equity earnings	4.9	13.2
Total segment income	$17.0	$42.3

Adjusted EBITDA[1]	$18.3	$42.4

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended March 31,
	2019	2018
SEGMENT RECONCILING ITEMS
Fee revenue	$1,319.1	$1,281.5
Gross contracts costs[1]	642.6	606.9
Net non-cash MSR and mortgage banking derivative activity[1]	(0.1)	2.7
Revenue before reimbursements	$1,961.6	$1,891.1
Reimbursements	1,859.0	1,664.1
Revenue	$3,820.6	$3,555.2
Segment operating expenses excluding restructuring and acquisition charges	3,776.6	3,500.7
Segment operating income	$44.0	$54.5
Restructuring and acquisition charges[4]	18.6	0.7
Operating income	$25.4	$53.8
Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Three Months Ended March 31,
(in millions)	2019	2018

Cash used in operating activities	$(551.5)	$(258.6)

Cash used in investing activities	(91.0)	(60.0)

Cash provided by financing activities	592.8	341.8

Effect of currency exchange rate changes on cash and cash equivalents	0.7	2.0

Net change in cash and cash equivalents	$(49.0)	$25.2

Cash, cash equivalents and restricted cash, beginning of year	634.2	471.7

Cash, cash equivalents and restricted cash, end of period	$585.2	$496.9

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	March 31,	December 31,		March 31,	December 31,
(in millions, except share and per share data)	2019	2018		2019	2018
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$389.5	$480.9	Accounts payable and accrued liabilities	$986.4	$1,261.4
Trade receivables, net of allowances	1,607.0	1,854.0	Reimbursable payables	1,018.7	1,090.7
Notes and other receivables	365.3	363.0	Accrued compensation & benefits	1,031.3	1,604.5
Reimbursable receivables	1,486.2	1,540.5	Short-term borrowings	119.3	32.7
Warehouse receivables	501.3	331.2	Short-term contract liability and deferred income	159.6	190.4
Short-term contract assets	305.6	314.7	Short-term acquisition-related obligations	73.2	78.5
Prepaid and other	372.8	321.7	Warehouse facilities	477.2	317.9
Total current assets	5,027.7	5,206.0	Short-term operating lease liability	132.9	—
Property and equipment, net of accumulated depreciation	578.5	567.9	Other	213.0	185.7
Operating lease right-of-use asset	592.1	—	Total current liabilities	4,211.6	4,761.8
Goodwill	2,738.3	2,697.8	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	338.7	336.9	Credit facility, net of debt issuance costs (a)	510.0	(15.9)
Investments in real estate ventures	361.9	356.9	Long-term debt, net of debt issuance costs	664.1	671.5
Long-term receivables	216.9	199.0	Long-term deferred tax liabilities, net	30.6	32.7
Deferred tax assets, net	207.6	210.1	Deferred compensation	308.1	277.8
Deferred compensation plans	295.3	258.2	Long-term acquisition-related obligations	153.6	175.8
Other	195.5	192.7	Long-term operating lease liability	535.0	—
Total assets	$10,552.5	$10,025.5	Other	336.0	387.3
			Total liabilities	$6,749.0	$6,291.0

			Redeemable noncontrolling interest	$8.4	$—

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	1,056.6	1,057.3
			Retained earnings	3,117.0	3,095.7
			Shares held in trust	(5.8)	(5.8)
			Accumulated other comprehensive loss	(425.9)	(456.2)
			Total company shareholders' equity	3,742.4	3,691.5
			Noncontrolling interest	52.7	43.0
			Total equity	3,795.1	3,734.5
			Total liabilities and equity	$10,552.5	$10,025.5

Please reference attached financial statement notes.
(a) As there was no outstanding balance on the Credit facility as of December 31, 2018, the negative liability reflects unamortized debt issuance costs.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,

(iii)	Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and

(iv)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees, and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the corresponding fees in Revenue before reimbursements. However, as we generally earn little to no margin on such costs, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and trade name, is more notable following the company's increase in acquisition activity in recent years. Such activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months Ended March 31,
($ in millions)	2019	2018

Revenue	$3,820.6	$3,555.2
Reimbursements	(1,859.0)	(1,664.1)
Revenue before reimbursements	1,961.6	1,891.1
Gross contract costs	(642.6)	(606.9)
Net non-cash MSR and mortgage banking derivative activity	0.1	(2.7)
Fee revenue	$1,319.1	$1,281.5

Operating expenses	$3,795.2	$3,501.4
Reimbursed expenses	(1,859.0)	(1,664.1)
Gross contract costs	(642.6)	(606.9)
Fee-based operating expenses	$1,293.6	$1,230.4

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months Ended March 31,
($ in millions)	2019	2018

Net income attributable to common shareholders	$21.3	$40.3
Add:
Interest expense, net of interest income	9.6	13.8
Income tax (benefit) provision	(0.7)	13.5
Depreciation and amortization	46.5	42.1
EBITDA	$76.7	$109.7
Adjustments:
Restructuring and acquisition charges[4]	18.6	0.7
Net non-cash MSR and mortgage banking derivative activity	0.1	(2.7)
Adjusted EBITDA	$95.4	$107.7
Net income margin attributable to common shareholders	1.1%	2.1%
Adjusted EBITDA margin	7.0%	8.4%

	Three months Ended March 31,
(In millions, except share and per share data)	2019	2018

Net income attributable to common shareholders	$21.3	$40.3
Diluted shares (in thousands)	46,019	45,905
Diluted earnings per share	$0.46	$0.88

Net income attributable to common shareholders	$21.3	$40.3
Adjustments:
Restructuring and acquisition charges[4]	18.6	0.7
Net non-cash MSR and mortgage banking derivative activity	0.1	(2.7)
Amortization of acquisition-related intangibles	7.6	7.3
Tax impact of adjusted items(a)	(6.5)	(1.3)
Adjusted net income attributable to common shareholders	$41.1	$44.3
Diluted shares (in thousands)	46,019	45,905
Adjusted diluted earnings per share	$0.89	$0.97
(a) In the first quarter of 2019 and 2018, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income, and (iv) Adjusted EBITDA:

	Three Months Ended March 31,
($ in millions)	2019	% Change
Revenue:
At current period exchange rates	$3,820.6	7%
Impact of change in exchange rates	121.3	n/a
At comparative period exchange rates	$3,941.9	11%

Fee revenue:
At current period exchange rates	$1,319.1	3%
Impact of change in exchange rates	42.1	n/a
At comparative period exchange rates	$1,361.2	6%

Operating income:
At current period exchange rates	$25.4	(53)%
Impact of change in exchange rates	(1.9)	n/a
At comparative period exchange rates	$23.5	(56)%

Adjusted EBITDA:
At current period exchange rates	$95.4	(11)%
Impact of change in exchange rates	(0.4)	n/a
At comparative period exchange rates	$95.0	(12)%

2.
The company considers Annuity Revenue to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, and (iv) 50% of Advisory, Consulting and Other Revenue, as well as (v) LaSalle Advisory Fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter.

3.
Each geographic region offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

4.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included for consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

Restructuring and acquisition charges were $18.6 million and $0.7 million for the first quarter of 2019 and 2018, respectively. Charges in the first quarter of 2019 reflected (a) $5.0 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to local, regional and/or global business operations, (b) $7.9 million of costs incurred for restructuring, pre-acquisition due diligence and post-acquisition integration activities, and (c) $5.7 million of net non-cash fair value adjustments that resulted in a net increase to earn-out liabilities that arose from prior period acquisition activity. Comparatively, charges in 2018 included (a) $1.3 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to local, regional and/or global business operations and (b) $0.6 million of costs incurred for restructuring, pre-acquisition due diligence and post-acquisition integration activities, partially offset by (c) $1.2 million of net non-cash fair value adjustments that resulted in a net decrease to earn-out liabilities that arose from prior period acquisition activity.

5.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Annual Report on Form 10-Q for the three months ended March 31, 2019, to be filed with the SEC in the near future.

6.
As of March 31, 2019, LaSalle had $64.3 billion of real estate assets under management with approximately $6.5 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $32.9 billion invested in separate accounts, $25.9 billion invested in fund management vehicles and $5.5 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $21.8 billion in North America, $14.4 billion in the UK, $8.7 billion in Asia Pacific and $6.8 billion in continental Europe. The remaining $7.1 billion relates to Global Partner Solutions (GPS) which is a global business line. Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. LaSalle raised $1.8 billion in private equity capital for the quarter ended March 31, 2019.

7.
EMEA: Europe, Middle East and Africa. Greater China: China, Hong Kong, Macau and Taiwan. MENA: Middle East and North Africa. Benelux: Belgium, the Netherlands and Luxembourg. Southeast Asia: Singapore, Indonesia, Philippines, Thailand and Vietnam.

8.	n/m: not meaningful, represented by a percentage change of greater than 100%, favorably or unfavorably.

Contact:	Investor Relations
Phone:	+1 312 252 8943
E-mail:	JLLInvestorRelations@am.jll.com

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended March 31, 2019				Three months ended March 31, 2018
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$389.8	52.2	35.9	$477.9	$304.5	58.9	37.8	$401.2
Capital Markets	100.1	64.0	29.4	193.5	111.0	89.3	32.4	232.7
Property & Facility Management	1,362.0	369.3	537.8	2,269.1	1,183.5	350.3	519.8	2,053.6
Project & Development Services	308.7	180.5	110.9	600.1	269.6	222.6	87.0	579.2
Advisory, Consulting and Other	89.5	57.4	34.7	181.6	72.4	62.5	34.3	169.2
RES revenue	$2,250.1	723.4	748.7	$3,722.2	$1,941.0	783.6	711.3	$3,435.9
LaSalle				98.4				119.3
Consolidated revenue				$3,820.6				$3,555.2

Revenue before reimbursements
Leasing	$386.6	52.2	35.8	$474.6	$302.3	58.8	37.7	$398.8
Capital Markets	99.6	63.8	27.9	191.3	110.8	89.2	30.8	230.8
Property & Facility Management	232.6	221.6	231.7	685.9	191.6	218.1	223.1	632.8
Project & Development Services	107.5	164.8	77.9	350.2	97.7	199.6	63.9	361.2
Advisory, Consulting and Other	72.4	56.4	34.3	163.1	56.9	61.9	34.2	153.0
RES revenue before reimbursements	$898.7	558.8	407.6	$1,865.1	$759.3	627.6	389.7	$1,776.6
LaSalle				96.5				114.5
Consolidated revenue before reimbursements				$1,961.6				$1,891.1

Fee revenue
Leasing	$377.6	50.5	33.3	$461.4	$293.3	57.0	34.8	$385.1
Capital Markets	99.7	59.6	25.5	184.8	108.2	84.0	29.0	221.2
Property & Facility Management	111.4	95.0	74.3	280.7	110.2	87.2	67.8	265.2
Project & Development Services	80.7	59.5	33.2	173.4	78.9	64.9	29.9	173.7
Advisory, Consulting and Other	41.7	51.5	31.9	125.1	32.9	57.3	32.9	123.1
RES fee revenue	$711.1	316.1	198.2	$1,225.4	$623.5	350.4	194.4	$1,168.3
LaSalle				93.7				113.2
Consolidated fee revenue				$1,319.1				$1,281.5